UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 20, 2017

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 20, 2017, the Board of Directors of CommScope Holding Company, Inc. (the “Company”) appointed Morgan C.S. Kurk as Executive Vice President and Chief Operating Officer of the Company, effective January 1, 2018. Mr. Kurk will replace Randall W. Crenshaw as Chief Operating Officer of the Company. Mr. Crenshaw had earlier announced his retirement from the Company, effective December 31, 2017.

Mr. Kurk, age 48, has served as the Company’s chief technology officer since 2015. Prior to that, he served as the senior vice president of the wireless segment, including responsibility for indoor, outdoor and backhaul businesses. Mr. Kurk started his career at Motorola in 1994, where he was a hardware development engineer for base stations and a product manager for a CDMA base station product line. He joined Allen Telecom in 1997, which became part of Andrew Corporation in 2004. Mr. Kurk held a variety of positions, including director of business development in the United States and China, vice president of R&D, PLM and Strategy, and vice president and general manager of the Wireless Innovations Group worldwide. In 2009, he joined CommScope as senior vice president of the Enterprise business unit. In total, he has approximately 25 years of experience in solving communication problems.

Mr. Kurk will continue to participate in the Company’s Annual Incentive Plan and Long-Term Incentive Plan, as described in the Company’s proxy statement, and will enter into the Company’s standard indemnification agreement, as described in the Company’s registration statement on Form S-1 (the “S-1”), the form of which is filed as Exhibit 10.22 to the S-1.

Mr. Kurk also will enter into the Company’s standard severance protection agreement for new executive officers. His agreement will be on a 3-year term automatically renewing on January 1 of each year, except that the term may not expire prior to 24 months following a change in control of the Company (as defined in the agreement). The agreement will provide that, in the event that Mr. Kurk’s employment is terminated within 24 months after a change in control of the Company (i) by the Company for any reason other than for cause or disability or (ii) by Mr. Kurk for good reason, Mr. Kurk will be entitled to receive accrued compensation, severance pay equal to his base salary, a prorated bonus for the year in which the termination occurs, based on actual performance, and a continuation of health benefits for 12 months.

There are no family relationships between Mr. Kurk and any director or other officer of the Company or any related party transactions involving Mr. Kurk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2017	COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II Senior Vice President, General Counsel and Secretary